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                        ARTICLES OF AMENDMENT AND RESTATEMENT

                                          OF

                             GOLF TRUST OF AMERICA, INC.

         Golf Trust of America, Inc., a Maryland corporation, having a principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended and restated as follows:

                                      ARTICLE I

         The undersigned, David J. Dick, whose post office address is c/o Inland Group, Inc., South Tower, Suite 606, 3501 Jamboree Road, Newport Beach, California 92660, being at least 18 years of age and the sole incorporator of Golf Trust of America, Inc., does, pursuant to the Maryland General Corporation Law, form Golf Trust of America, Inc. under the general laws of the State of Maryland.

                                      ARTICLE II

                                         NAME

         The name of the corporation (which is hereinafter called the "Corporation") is:

                             Golf Trust of America, Inc.

                                     ARTICLE III

                                       PURPOSES

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Laws of the State of Maryland now or hereafter in force. Subject to, and not in limitation of the authority of the preceding sentence, upon completion of its Initial Public Offering, the Corporation shall engage in business as a real estate investment trust (a "REIT") qualifying as such under Sections 856 through 860 of the Code, as defined below, unless and until the Board of Directors shall have determined that it is no longer in the best interests of the Corporation to engage in such business, and shall have taken the action contemplated in such event by Section 3(b) of Article IX hereof.

         The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of the any other clause of this or any other Article of the Articles of Amendment and Restatement of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

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                                      ARTICLE IV

                             PRINCIPAL OFFICE IN MARYLAND
                                  AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is PARASEC c/o Federal Research Corporation, 928 North Charles Street, Unit B2, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in the State of Maryland is Federal Research Corporation, 928 North Charles Street, Unit B2, Baltimore, Maryland 21201. Said resident agent is a resident of the State of Maryland.

                                      ARTICLE V

                               SHARES OF CAPITAL STOCK

    SECTION 1.     AUTHORIZED SHARES OF CAPITAL STOCK.

         (a) AUTHORIZED SHARES. The total number of shares of capital stock of all classes that the Corporation has authority to issue is one hundred million (100,000,000) shares of capital stock (par value one cent ($.01) per share), consisting of: (i) ninety million (90,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Shares"); and (ii) ten million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Shares") which may be issued in one or more classes as described in Section 5 of Article V. The Common Shares and each class of the Preferred Shares shall each constitute a separate class of capital stock of the Corporation.

         The Board of Directors may classify and reclassify any unissued shares of capital stock in accordance with Section 6 of Article V hereof.

         (b) TERMINOLOGY AND AGGREGATE PAR VALUE. The Common Shares and Preferred Shares are collectively referred to herein as the "Equity Shares." The aggregate par value of all the Corporation's authorized Equity Shares having par value is $1,000,000.

    SECTION 2. REIT-RELATED RESTRICTIONS AND LIMITATIONS ON THE EQUITY SHARES OF THE CORPORATION.

         Subsequent to the date of the Initial Public Offering, as defined below, and until the "Restriction Termination Date," as defined below, all Equity Shares of the Corporation shall be subject to the following restrictions and limitations intended to preserve the Corporation's status as a REIT:

         (a) DEFINITIONS. The following terms shall have the following meanings:

         "Acquire" shall mean the acquisition of Beneficial or Constructive Ownership of Equity Shares, whether by a Transfer, Non-Transfer Event of by any other means, including, without limitation, acquisition pursuant to the exercise of the Acquisition Rights or any other option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below.

         "Acquisition Rights" shall mean rights to Acquire Equity Shares pursuant to: (i) the exercise of any option issued by the Corporation and outstanding at the opening of business on the first business day following the closing of the Initial Public Offering (whether exercisable on that day or not); (ii) any right to exchange Units held on the first business day following the closing of the Initial Public Offering or any right to exchange Units that may be Acquired pursuant to an agreement described in the following clause; (iii) any pledge of Equity Shares or Units made pursuant to an agreement executed on or before the opening of business

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on the first business day following the closing of the Initial Public
Offering (or the exchange of Units subject to such an agreement).

         "Beneficial Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of Equity Shares either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 514 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Beneficiary" shall mean, with respect to any Share Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Share Trustee as the beneficiary or beneficiaries of such Share Trust, in accordance with the provisions of Section 4(a) of this Article V.

         "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Constructive Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructively Own," "Constructively Owned" and "Constructive Owner" shall have the correlative meanings.

         "Initial Public Offering" shall mean the closing of the first sale of Common Shares by the Corporation in an underwritten public offering pursuant to an effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

         "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any day shall mean the last reported sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, of the class of Equity Shares of the Corporation, or, if not reported in the consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not then listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such Equity Shares are not quoted by any such market maker making a market in such Equity Shares as selected in good faith by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which such Equity Shares are listed or admitted to trading is open for the transaction of business or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit (or would cause the Corporation to fail to qualify as a REIT), including, without limitation, a change in the capital structure of the Corporation.

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         "Ownership Limit" shall initially mean, (i) with respect to the
Common Shares, 9.8% of the lesser of (a) the total number, or (b) the value of the total number, of outstanding Common Shares or (ii) with respect to the Preferred Shares, 9.8% of the lesser of (a) the total number, or (b) the value of the total number, of outstanding Preferred Shares (or such other number or value of Preferred Shares as the Board of Directors may determine in fixing the terms of the Preferred Shares).

         "Partnership" shall mean Golf Trust of America, L.P., a Delaware limited partnership formed pursuant to the Partnership Agreement and any successor thereto.

         "Partnership Agreement" shall mean the agreement of limited partnership establishing the Partnership, as the same may be amended, supplemented or restated from time to time.

         "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 4(e) of this Article V.

         "Person" shall mean an individual, corporation, partnership, limited liability company or partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended but does not include (i) an underwriter who participates in the Initial Public Offering or (ii) an underwriter who participates in any public offering of the common Shares and/or Preferred Shares and/or securities convertible into or exchangeable for Common Shares and/or Preferred Shares subsequent to the Initial Public Offering (a "Secondary Offering") for a period of sixty (60) days following the purchase by such underwriter of the Common Shares and/or Preferred Shares and/or securities convertible into or exchangeable for Common Shares and/or Preferred Shares in such Secondary Offering.

         "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer that results in Shares-in-Trust as defined below in
Section 4 of this Article V, the purported beneficial transferee for whom the Purported Record Transferee would have Acquired Equity Shares of the Corporation if such Transfer had been valid under Section 2(b) of this
Article V.

         "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Shares-in-Trust, the Person who would have been the record holder of the Equity Shares of the Corporation if such Transfer had been valid under Section 2(b) of this Article V.

         "REIT" shall mean a real estate investment trust under Section 856 et seq. of the Code.

         "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section 3(b) of Article IX and Section 2(i) of this Article V that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

         "Share Trust" shall mean any separate trust created pursuant to
Section 4(a) of this Article V and administered in accordance with the terms of Section 4 of this Article V, for the exclusive benefit of any Beneficiary.

         "Shares-in-Trust" shall mean any Equity Shares designated Shares-in-Trust pursuant to Section 4(a) of this Article V.

         "Share Trustee" shall mean the trustee of the Share Trust, which is selected by the Corporation but not affiliated with the Corporation, the Partnership or the Beneficiary, and any successor trustee appointed by the Corporation.

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         "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for Equity Shares, or the right to vote or receive dividends on Equity Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have a correlative meaning.

         "Units" shall mean Partnership Units as that term is defined in the Partnership Agreement, as effective on the date of the Initial Public Offering.

         (b)  OWNERSHIP LIMITATION AND TRANSFER RESTRICTIONS.

              (i) Except as provided in Section 2(f) of this Article V, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date: (w) no Person shall Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit; (x) no Person shall Acquire Equity Shares, if, as a result of such action, the Equity Shares would be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code);
(y) no Person shall Acquire Equity Shares or any interest therein if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code or would otherwise fail to qualify as a REIT, as the case may be; and (z) no Person shall Acquire Equity Shares or any interest therein if, as a result of such acquisition, the Corporation would Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or would otherwise fail to qualify as a REIT, as the case may be.

              (ii) Any Transfer that would result in a violation of the restrictions in Section (b)(i) above, shall be void AB INITIO as to the purported Transfer of such number of Equity Shares that would cause the violation of the applicable restriction in Section (b)(i), and the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no rights in such Equity Shares.

         (c)  AUTOMATIC TRANSFER TO SHARE TRUST.

              (i)  If, notwithstanding the other provisions contained in this
Article V, at any time from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 2(f) of this Article V, (x) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Purported Record Transferee (and Purported Beneficial Transferee, if different) to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share), (y) such number of Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 4(a) of this Article V, transferred automatically and by operation of law to the Share Trust to be held in accordance with Section 4 of this Article V and
(z) such Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall submit such number of Equity Shares to the Share Trust for registration in the name of the Share Trustee. Any Purported Record Transferee (and Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding title to the Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Shares which would cause such person to own Shares in excess of the Ownership Limit. Such transfer to a Share Trust and the designation of shares as Shares-in-Trust shall be effective as of

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the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

              (ii) If, notwithstanding the other provisions contained in this
Article V, at any time from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer of Non-Transfer Event that, if effective, would (i) result in the Equity Shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Corporation or the Partnership to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iv) cause the Corporation to otherwise fail to qualify as a REIT, as the case may be, then
(x) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such Purported Record Transfer (and Purported Beneficial Transferee, if different) would (A) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) cause the Corporation or the Partnership to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) would otherwise cause the Corporation to fail to qualify as a REIT, as the case may be, (y) such number of Equity Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and , in accordance with the provisions of Section 4(a) of this Article V, transferred automatically and by operation of law to the Share Trust to be held in accordance with Section 4 of this Article V and (z) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall submit such number of Equity Shares to the Share Trust for registration in the name of the Share Trustee.

         (d) REMEDIES FOR BREACH. If the Board of Directors or the Corporation or its designee shall at any time determine in good faith that a purported Transfer of Equity Shares has taken place in violation of Section 2(b) of this Article V or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution). Beneficial Ownership or Constructive Ownership of any Equity Shares of the Corporation in violation of Section 2(b) of this Article V, the Board of Directors or the Corporation or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; PROVIDED, HOWEVER, that any Transfer, attempted Transfer, acquisition or attempted acquisition in violation of Section 2(b)(i) of this Article V shall automatically result in the transfer described in Section 2(c) of this Article V, irrespective of any action (or non-action) by the Board of Directors, except as provided in
Section 2(f) of this Article V.

         (e)  NOTICE OF RESTRICTED TRANSFER.

              (i) Any Person who acquires or attempts to acquire Equity Shares in violation of Section 2(b) of this Article V, and any Person who is a Purported Record Transferee or a Purported Beneficial Transferee of Equity Shares that are transferred to a Share Trust under Section 2(c) of this
Article V, shall immediately give written notice to the Corporation of such event, shall submit to the Corporation such number of Equity Shares to be transferred to the Share Trust and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or such Non-Transfer Event on the Corporation's status as a REIT.

              (ii) From and after the date of the Initial Public Offering and prior to the Restriction Termination Date every Beneficial Owner or Constructive Owner of more than 5% (or such other percentage, as provided in the pertinent income tax regulations promulgated under the Code) of the number or value of the outstanding Equity Shares of the Corporation shall, within 30 days after January 1 of each year,

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give written notice to the Corporation stating the name and address of such
Beneficial Owner or Constructive Owner, the number of Equity Shares Beneficially or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information that the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit; and

              (iii) From and after the date of the Initial Public Offering and prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Equity Shares of the Corporation and each Person (including the stockholder of record) who is holding Equity Shares of the Corporation for a Beneficial Owner or Constrictive Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance and to ensure compliance with the Ownership Limit.

         (f) EXCEPTION. The Board of Directors may, upon receipt of either a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership Limit, if the ruling or opinion concludes that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of Equity Shares by the Exempted Holder, be considered to have Beneficial Ownership or Constructive Ownership of an amount of Equity Shares that will violate the restrictions contained in Sections 2(b)(i)(x), 2(b)(i)(y) and 2(b)(i)(z) of this Article V; provided, that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of Equity Shares will violate the Ownership Limit, and (ii) such Person agrees that any violation or attempted violation will result in such transfer to the Share Trust of Equity Shares pursuant to Section 2(c) of this
Article V.

         (g) LEGEND. Each certificate for shares of Equity Shares shall bear substantially the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE 'CODE'). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN (1) COMMON SHARES OF THE CORPORATION IN EXCESS OF 9.8% OF THE LESSER OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION, (2) PREFERRED SHARES OF THE CORPORATION IN EXCESS OF 9.8% OF THE LESSER OF THE TOTAL NUMBER OF VALUE OF THE OUTSTANDING PREFERRED SHARES OF THE CORPORATION, (3) EQUITY SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE, (4) EQUITY SHARES THAT WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION) OR (5) EQUITY SHARES THAT WOULD CAUSE THE CORPORATION OR GOLF TRUST OF AMERICA, L.P., A DELAWARE LIMITED PARTNERSHIP, TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE REAL PROPERTY OF THE

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         CORPORATION OR GOLF TRUST OF AMERICA, L.P., WITHIN THE
         MEANING OF SECTION 856(d)(2)(B) OF THE CODE, WITH FURTHER RESTRICTIONS AND EXCEPTIONS SET FORTH IN THE CORPORATION'S CHARTER. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF
         EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS (I) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION, (II) THE EQUITY SHARES IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION'S CHARTER HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS."

         (h) REIT QUALIFICATION. From and after the date of the Initial Public Offering, the Board of Directors shall use its reasonable best efforts to cause the Corporation and its stockholders to qualify for United States federal income tax treatment as a REIT in accordance with the provisions of the Code applicable to a REIT and shall not take any action which could adversely affect the ability of the Corporation to qualify as a REIT. In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Corporation as a REIT; PROVIDED, HOWEVER that if it is determined that it is no longer in the best interests of the Corporation to continue to have the Corporation qualify as a REIT, the actions required by Article IX Section 3(b) may be taken to terminate the Corporation's REIT election.

         (i) REMEDIES NOT LIMITED. Subject to Section 7 of this Article V, nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

         (j) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in Section 2(a), the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

         (k) SEVERABILITY. If any provision of this Article V or any application of any such provision is determined to be invalid by a federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         SECTION 3.     COMMON SHARES.

         Subject to the provisions of Sections 2, 4 and 5 of this Article V, the Common Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to

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dividends, qualifications and terms and conditions of redemption and such other rights as may be afforded by law.

          (a) VOTING RIGHTS. Except as may otherwise be required by law, each holder of Common Shares shall have one vote in respect of each Common Share on all actions to be taken by the stockholders of the Corporation, and, except as otherwise provided in respect of any class of stock, hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Shares.

         (b) DIVIDEND RIGHTS. Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Shares of the Corporation at such time and in such amounts as the Board of Directors may deem advisable and the holders of the Common Shares shall share ratably in any such dividends, in proportion to the number of Common Shares held by them respectively, on a share for share basis.

         (c) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of the Common Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of capital stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up on the Corporation are entitled, together with the holders of any other class of capital stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

         (d) STOCK EXCHANGE TRANSACTIONS. Notwithstanding any provisions contained herein to the contrary, nothing in these Articles of Amendment and Restatement shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or the American Stock Exchange.

         SECTION 4.     SHARES-IN-TRUST.

         (a) SHARE TRUST. Any Equity Shares transferred to a Share Trust and designated Shares-in-Trust pursuant to Section 2(c) hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary and trustee of each Share Trust within five days after discovery of the existence thereof. Any transfer to a Share Trust, and subsequent designation of Equity Shares as Shares-in-Trust, pursuant to Section 2(c) hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Share Trust. Shares-in-Trust shall remain issued and outstanding Equity Shares of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Equity Shares of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of
Section 4(c) hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

         (b) DIVIDEND RIGHTS. The Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such Equity Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Purported Record Transferee (or Purported Beneficial Transferee, if applicable) with respect to Shares-in-Trust shall repay to the Share Trustee the amount of any dividends or distributions received by it that (i) are attributable to any Equity Shares designated as Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee (or Purported Beneficial Transferee, if applicable), including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 2(c) hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

          (c) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of (other than a dividend), the Corporation, each Trustee of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Shares of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of Equity Shares. The Trustee shall distribute to the Purported Record Transferee the amounts received upon such liquidation, dissolution, or winding up, or distribution, PROVIDED, HOWEVER, that the Purported Record Transferee shall not be entitled to receive amounts pursuant to this Section 4(c) in excess of, in the case of a purported Transfer in which the Purported Record Transferee gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Purported Record Transferee paid for the Equity Shares and, in the case of a Non-Transfer Event or Transfer in which the Purported Record Transferee did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Share Trust shall be distributed to the Beneficiary.

         (d) VOTING RIGHTS. The Share Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Purported Record Transferee as a holder of Equity Shares prior to the discovery by the Corporation that the Equity Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void AB INITIO with respect to such Shares-in-Trust and the Purported Record Transferee shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Share Trust of Equity Shares under Section 2(c) hereof, an irrevocable proxy to the Share Trustee to vote the Shares-in-Trust in the manner in which the Share Trustee, in its sole and absolute discretion, desires.

         (e) DESIGNATION OF PERMITTED TRANSFEREE. The Share Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Share Trustee shall designate any Person as Permitted Transferee, PROVIDED, HOWEVER, that
(i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in Section 4(g) hereof, the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Share Trust and the redesignation of such Equity Shares so acquired as Shares-in-Trust under Section 2(c) hereof. Upon the designation by the Share Trustee of a Permitted Transferee in accordance with the provisions of this Section 4(e), the Share Trustee of a Share Trust shall
(i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Equity Shares, (iii) cause the Shares-in-Trust to be cancelled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Purported Record Transferee pursuant to Section 4(f) hereof.

         (f) COMPENSATION TO RECORD HOLDER OF EQUITY SHARES THAT BECOME SHARES-IN-TRUST. Any Purported Record Transferee shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 4(c) hereof) to receive from the Share Trustee upon the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Purported Record Transferee (or Purported Beneficial Transferee, if applicable) gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Purported Record Transferee (or Purported Beneficial Transferee, if applicable) paid for the Equity Shares, or (b) a Non-Transfer Event or Transfer in which the Purported Record Transferee (or Purported Beneficial Transferee, if applicable) did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Share Trustee of the Share Trust from the sale or other disposition of such Shares in Trust in accordance with Section 4(e) or (g) hereof. Any amounts received by the Share Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Purported Record Transferee pursuant to this Section 4(f) shall be distributed to the Beneficiary in accordance with the provisions of Section 4(e) hereof. Each Beneficiary and Purported Record Transferee (and Purported Beneficial Transferee, if different) waives any and all claims that each may have against the Share Trustee and the Share Trust arising out of the disposition of the Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 4 by, such Share Trustee or the Corporation.

         (g) PURCHASE RIGHTS IN SHARES-IN-TRUST. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 2(e) hereof.

         SECTION 5.     PREFERRED SHARES.

         The Preferred Shares may be issued from time to time in one or more classes. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued class of Preferred Shares, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such class shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such class shall be cumulative; the voting rights, if any, to be provided for shares of such class; the rights, if any, which the holders of shares of such class shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such class shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such class; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such class and to increase or decrease the number of shares of any class prior to the issuance of shares of that class and to increase or decrease the number of shares of any class subsequent to the issuance of shares of that class, but not to decrease such number below the number of shares of such class then outstanding. In case the number of shares of any class shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class.

         SECTION 6.     CLASSIFICATION AND RECLASSIFICATION OF CAPITAL STOCK.

         (a) Subject to the foregoing provisions of Article V of the Charter, the power of the Board of Directors to classify and reclassify any of the unissued shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, by determining, fixing, or altering one or more of the following:

               (i) The distinctive designation of such class and the number of shares to constitute such class, provided that, unless otherwise prohibited by the terms of such or any other class, the number of shares of any class may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class which have been redeemed, purchased, otherwise acquired or converted into Common Shares or any other class shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

              (ii) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

              (iii) Whether or not shares of such class shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

              (iv) Whether or not shares of such class shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

              (v) Whether or not shares of such class shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

              (vi) The rights of the holders of shares of such class upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class of stock.

              (vii) Whether or not there shall be any limitations applicable, while shares of such class are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

              (viii) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class, not inconsistent with law and the Charter of the Corporation.

         (b) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class of stock of the Corporation shall be deemed to rank:

              (i) prior to another class either as to dividends or upon liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class;

              (ii) on a parity with another class either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class; and

              (iii) junior to another class either as to dividends or upon liquidation, if the rights of the holders of such class shall be subject or subordinate to the rights of the holders of such other class in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         SECTION 7.     SETTLEMENT.

         Nothing in this Article V shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, the American Stock Exchange, any other national securities exchange or The Nasdaq National Market system, but the Equity Shares which are the subject of such transaction shall continue to be subject to the terms of this Article V subsequent to such settlement.

                                      ARTICLE VI

                                THE BOARD OF DIRECTORS

         SECTION 1.     NUMBER AND QUALIFICATION OF DIRECTORS.

         (a) AUTHORIZED NUMBER. The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on, or reserved to, the stockholders hereunder, under the Bylaws or by law. The number of directors of the Corporation initially shall be three (3) which number may be increased or decreased pursuant to the Bylaws of the Corporation but in no event shall be less than the minimum number required by the general laws of the State of Maryland. A director need not be a shareholder of the Corporation.

         (b) INITIAL DIRECTORS. The names of the directors who will serve until the first annual meeting (or until such directors' class, determined in accordance with Section 2 of this Article VI, expires) and until their successors are elected and qualify are as follows:

              DAVID J. DICK
              W. BRADLEY BLAIR, II
              LARRY D. YOUNG

         SECTION 2.     CLASSIFIED BOARD.

          At all times subsequent to the closing of the Initial Public Offering the directors (except for those elected solely by a class of Equity Shares other than Common Shares) of the Corporation shall be divided into three Classes, designated "Class I," "Class II" and "Class III," respectively. The number of directors in each Class shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors in office at the time of the closing of the Initial Public Offering shall be divided into classes by the Board of Directors and once classified, each such director in Class I shall serve for a term ending on the date of the annual meeting held in 2000; each such director in Class II shall serve for a term ending on the date of the annual meeting held in 1999; and each such director in Class III shall serve for a term ending on the date of the annual meeting held in 1998.

         SECTION 3.     REMOVAL OF DIRECTORS.

         Any director may be removed with or without cause by the affirmative vote of stockholders holding not less than 66-2/3% of all votes entitled to be cast for the election of directors, subject to any rights granted to any class of Preferred Shares.

         SECTION 4.     FILLING VACANCIES.

         Except in the case of a vacancy on the Board of Directors among the directors elected by a class of Equity Shares other than Common Shares, any vacancy on the Board of Directors may be filled by the affirmative vote of the remaining directors (except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire Board of Directors), and, in the case of a vacancy resulting from the removal of a director, by the stockholders by the vote of a majority of the votes entitled to be cast in the election of directors, subject to any rights granted to any class of Preferred Shares.

         SECTION 5.     NO CUMULATIVE VOTING.

         Stockholders shall not be entitled to cumulative voting rights with respect to the election of directors.

         SECTION 6.     RESERVED POWERS OF THE BOARD OF DIRECTORS.

         The enumeration and definition of particular powers of the Board of Directors included in the foregoing provisions of Article VI or the provisions of Article VII of the Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

         SECTION 7.     INDEPENDENT DIRECTORS.

         At all times (except (i) during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Director prior to the expiration of the Director's term of office or (ii) prior to the closing date of the Initial Public Offering (as hereinafter defined) and the consummation of all transactions related thereto), a majority of the Directors shall be Independent Directors.

         An Independent Director shall be a person who is not: (i) an officer or employee of the Corporation; or (ii) an Affiliate of (w) any advisor to the Corporation under an advisory agreement; (x) any lessee or management company operating any property of the Corporation; (y) any subsidiary of the Corporation; (z) or any partnership which is an Affiliate of the Corporation.

         For purposes of this Section 6 of Article VII of the Charter, an "Affiliate" of a person or entity shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations companies, trusts, banks, trust companies, last trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with", as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

         Notwithstanding the foregoing requirement that a majority of the directors be Independent Directors, no action otherwise validly taken by the Board of Directors during a period in which a majority of its members are not Independent Directors shall be invalidated or otherwise affected by such circumstance, nor shall such circumstance subject the directors taking any such action to a higher standard of care or to liability other than that which would have applied to such action had a majority of the members of the Board of Directors been independent Directors at the time such action was taken.

                                     ARTICLE VII

                   PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                     CERTAIN POWERS OF THE CORPORATION AND OF THE
                              STOCKHOLDERS AND DIRECTORS

         The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

         SECTION 1.     BOARD AUTHORIZATION OF SHARE ISSUANCES.

         The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of any class of Equity Shares, whether now or hereafter authorized, or securities convertible into any class of Equity Shares, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

         SECTION 2.     NO PREEMPTIVE RIGHTS.

         Except as provided by the Board of Directors in authorizing the issuance of Preferred Shares pursuant to Section 5 of Article V, no holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of the Corporation, (ii) any warrants, rights, or options to purchase any such shares, or (ii) any other securities of the Corporation or obligations convertible into any shares of capital stock of the Corporation or such other securities or into warrants, rights or options to purchase any such shares or other securities.

         SECTION 3.     POWERS OF THE BOARD OF DIRECTORS.

         The Board of Directors of the Corporation shall, consistent with applicable law, have the power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

          SECTION 4.     RELATED PARTY TRANSACTIONS.

         Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement or transaction with any Person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder or member of such other party (an "Interested Officer/Director"), and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if: (i) the existence is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of a majority of the directors, excluding the Interested Officers/Directors; or (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes entitled to be cast by the stockholders, other than the votes of the shares held of record by the Interested Officers/Directors; or (iii) the contract or transaction of fair and reasonable to the Corporation. Any Interested Officer/Director of the Corporation or the stock owned by them or by a corporation, association, company, trust, partnership (limited or general) or other organization in which an Interested Officer/Director may have an interest, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

                                     ARTICLE VIII

                                   INDEMNIFICATION
                             AND LIMITATION OF LIABILITY

         SECTION 1.     INDEMNIFICATION.

         (a) INDEMNIFICATION OF AGENTS. The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or such director or officer is or was serving at the request of the Corporation as a director, officer, agent, trustee, partner or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall indemnify other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. Any repeal or modification of this Section 1(a) by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

         (b) INSURANCE. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

         (c) INDEMNIFICATION NON-EXCLUSIVE. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

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          SECTION 2.     LIMITATION OF LIABILITY.

         To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders, or any of them, for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                                      ARTICLE IX

                                      AMENDMENTS

         SECTION 1.     RIGHT TO AMEND CHARTER.

         The Corporation reserves the right form time to time to make any amendments to the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise.

         SECTION 2.     AMENDMENT TO THE CHARTER OF THE CORPORATION.

         Notwithstanding any provision of law to the contrary, except as otherwise specifically provided in Section 3 of this Article IX, the affirmative vote of a majority of all votes entitled to be cast by the stockholders of the Corporation shall be sufficient, valid and effective, after due authorization, approval or advice by the Board of Directors, to approve and authorize any amendment to the Charter of the Corporation.

         SECTION 3.     CERTAIN AMENDMENTS REQUIRING SPECIAL STOCKHOLDER VOTE.

         (a) Notwithstanding any other provisions of the Charter or Bylaws of the Corporation (and in addition to any other vote, approval, authorization or advice (including that of the Board of Directors) that may be required by law, the Charter or the Bylaws of the Corporation), the affirmative vote of stockholders holding at least two-thirds (66-2/3%) of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this Article IX, Section 2 (classified Board) and Section 3 (removal of directors) of Article VI, Section 5 (no cumulative voting) of Article VI,
Section 6 (Independent Directors) of Article VII, Article VIII (indemnification of directors, officers, employees and agents and limitation of liability of officers and directors) and Section 2 (preemptive rights) of
Article VII. In addition, no term or provisions of the Charter may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Corporation not to qualify as a REIT under the Code unless, in each such case, such action is approved (in addition to any other vote, approval, authorization or advice (including that of the Board of Directors) that may otherwise be required) by the affirmative vote of the holders of not less than two-thirds (66-2/3%) of all the votes entitled to be cast on the matter.

         (b) The Board of Directors SHALL take no action to terminate the Corporation's status as a REIT or to amend the provisions of Article V until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT or amend Article V, as the case may be, (ii) the Board of Directors presents the resolution at an annual or special meeting of the stockholders and (iii) such resolution is approved by at least two-thirds (66-2/3%) of all of the votes entitled to be cast on the matter.

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                                      ARTICLE X

                               DURATION OF CORPORATION

         The duration of the Corporation shall be perpetual.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation and acknowledges the same to be his act, and further acknowledges, under the penalties of perjury, that, to the best of his knowledge, information and belief, the matters and facts contained herein are true in all material respects on this 7th day of November, 1996

                                  By:     /s/ DAVID J. DICK
                                      _______________________________________
                                         David J. Dick
                                         Sole Incorporator


WITNESS:



_____________________________

         SECOND: The amendment to and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the sole holder of stock entitled to be voted on the matter at the time of approval.

         THIRD: The amendment and restatement of the Charter of the Corporation does not increase the authorized stock of the Corporation.

         FOURTH: The undersigned President acknowledges that these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment and Restatement to be signed in its name and on its behalf by its President and attested by its Secretary as of the 29th day of January, 1997.

                                  By:______________________________________
                                         W. Bradley Blair, II
                                         President



                                  By:______________________________________
                                         David J. Dick
                                         Secretary